Exhibit 10.24

IRREVOCABLE ELECTION

Pursuant to the terms of the Exchange Agreement, dated as of October 25, 2013, by and among Platform Specialty Products Corporation (“Platform”) and Daniel H. Leever, Sharon L. Johnson and Frank J. Monteiro, as fiduciaries under the MacDermid, Incorporated Profit Sharing and Employee Savings Plan (the “Plan”), Platform agreed to acquire all of the shares of MacDermid, Incorporated (“MacDermid”) held in trust for each participant of the Plan (each a “Beneficial Owner”), consisting of 1,514,371.01 shares of common stock of MacDermid, no par value (the “MacDermid Common Stock”), and 1,469 shares of MacDermid 9.5% Series B Cumulative Compounding Preferred Stock, no par value (the “MacDermid Preferred Stock”).

In accordance with the terms of the Exchange Agreement, to the extent that the Registration Statement (as defined in the Exchange Agreement) is declared effective and an exchange offer is commenced, Beneficial Owners will have the option to exchange their MacDermid Common Stock and MacDermid Preferred Stock held in their Plan account for either: (a) cash or (b) shares of Platform common stock, par value $0.01 per share (“Platform Common Stock”) (the “Exchange”).

Each of the undersigned Beneficial Owners hereby (i) irrevocably agrees with Platform that, to the extent that the Registration Statement is declared effective and an exchange offer is commenced, he will elect to receive Platform Common Stock in the Exchange and (ii) acknowledges that Platform will rely on this Irrevocable Election with respect to filings with the Securities and Exchange Commission.

IN WITNESS WHEREOF, each of the undersigned has executed this Irrevocable Election as of October 31, 2013.

Beneficial Owners:

/S/ DANIEL H. LEEVER
Daniel H. Leever

/S/ FRANK J. MONTEIRO
Frank J. Monteiro

Acknowledged:

PLATFORM SPECIALTY PRODUCTS CORPORATION

By:	/S/ DESIREE DESTEFANO
Name:	Desiree DeStefano
Title:	Vice President